EXHIBIT 10.17

                 REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT



                                             June 25, 2003
Apollo  Gold,  Inc.
Denver  Executive  Offices
4601  DTC  Boulevard,  Suite  750
Denver  CO  80237-2571
USA

Apollo  Gold  Corporation
Denver  Executive  Offices
4601  DTC  Boulevard,  Suite  750
Denver  CO  80237-2571
USA

Montana  Tunnels  Mining,  Inc.
Denver  Executive  Offices
4601  DTC  Boulevard,  Suite  750
Denver  CO  80237-2571
USA

Florida  Canyon  Mining,  Inc.
Denver  Executive  Offices
4601  DTC  Boulevard,  Suite  750
Denver  CO  80237-2571
USA

Ladies and Gentlemen:

     This will confirm the terms and conditions on which Standard Bank London Limited (the "Lender") is providing Apollo Gold, Inc., a Delaware corporation
              ------
(the "Borrower"), with a revolving loan facility.
      --------

     1.     INTERPRETATION.
            ---------------

     Section  1.01     Certain  Defined  Terms.  The following terms have the
                       -----------------------
meanings assigned to them below in this Section or in the provisions of this Agreement referred to below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means, with respect to any Person, all present and future rights
      --------
of such Person to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided , (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a governmental unit. The term "Accounts" includes
                                                   --------
health-care insurance receivables.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" means this Revolving Loan, Guaranty and Security Agreement,
      ---------
together with all Exhibits and Schedules hereto, as originally executed, or if amended or supplemented from time to time, as so amended or supplemented, which Agreement constitutes an amendment to, and restatement of, the Initial Agreement, it being the intention of the Parties that the Liens granted by the Borrower and the Guarantors to the Lender under and in connection with the Initial Agreement and the Mortgages and UCC financing statements of public record perfecting such security interests recorded and filed in connection with the Initial Agreement shall remain in full force and effect and shall secure the Obligations arising under and in connection with this Agreement.

     "Applicable Law" means, with respect to any Person or matter, any
      --------------
supranational, national, federal, state, regional or local statute, law, rule, treaty, convention, regulation, order, decree or other requirement relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof (in each case, whether or not having the force of law, but if not having the force of law, such statute, law, etc. being of the type with which such Person would comply in the ordinary course of business).

     "Approved Credit Quality" means a rating of at least A-1 (or any successor
      -----------------------
rating) by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. and/or P-1 (or any successor rating) by Moody's Investors Services, Inc.

     "Approved LOM Plan" means, with respect to an Eligible Project, a detailed
      -----------------
financial model (submitted by the Borrower in conjunction with the Technical Consultant and approved in writing by the Lender) based upon the Reserves for the Eligible Project, containing inter alia operational, economic, technical and risk management data relating to the Eligible Project, Operating Expenditures, Taxes, royalties and similar fees, Capital Expenditures, Exploration and Development Expenses, and the sustaining capital necessary to maintain non-project assets. An Approved LOM Plan shall include calculations of (a) the Loan Life Ratio, the Mineral Reserve Life Ratio, and the Debt Service Cover Ratio and (b) Cash Flow Available for Debt Service until the Project End Date. As of the Closing Date, the only Approved LOM Plan is the base case model for the Florida Canyon mine set out in Table 6.2 of Lender's Preliminary Due Diligence Report of Apollo Gold Corporation's Montana Tunnels Mine, Montana and Florida Canyon Mine, Nevada: Part II, Florida Canyon Mine. Each Approved LOM Plan shall be modified and updated pursuant to Section 8.13. For the avoidance of doubt, any reference to an Approved LOM Plan with respect to an Eligible Project at any time shall be to the Approved LOM Plan as in effect at such time.

     "Available Amount" means the amount, not to exceed $5,000,000 at any time,
      ----------------
specified by the Lender from time to time as the maximum principal amount that the Lender is willing to have outstanding hereunder at such time. So long as no Default or Event of Default exists, the Lender will specify on the first Business Day of each quarter the Available Amount expected to be in effect throughout such quarter based on, inter alia, each Approved LOM Plan, the actual operating history of each Eligible Project and the then current gold market calculated in accordance with Article VIII.

     "Borrower" has the meaning specified in the first paragraph of this
      --------
Agreement.

     "Borrower's Account" means account number 9350625659 of the Borrower with
      ------------------
Washington Mutual Bank, 601 West Main Street, Spokane, Washington 99201, ABA Routing/Transit No. 1325070760, or such other bank account as the Borrower may specify in a written notice to the Lender.

     "Business Day" means any day other than a Saturday, Sunday or legal holiday
      ------------
on which banks in New York, New York, and London, England, are open for the conduct of a substantial part of their commercial banking business.

     "Capital Expenditures" means, with respect to any Person, to the extent
      --------------------
capitalized in accordance with GAAP, any expenditure for fixed assets, including assets being constructed (whether or not completed), leasehold improvements, capital leases, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (a) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (b) in the case of a capital lease, the related Capital Lease Obligation, and (c) without duplication, Exploration and Development Expenses and expenditures in or from any construction-in-progress account, but excluding expenditures made with the proceeds of insurance to replace a damaged or destroyed asset and expenditures made with the proceeds of the sale of an asset, up to an amount not greater than the then-book value of such sold asset, to replace such asset, all as determined in accordance with GAAP.

     "Capital Lease Obligations" means, with respect to any Person, the
      -------------------------
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" (a) securities with maturities of 90 days or less from
      ----------------
the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof or the Canadian Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of the Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of the Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government or the Canadian Government, (d) commercial paper of an American or Canadian issuer rated at least Approved Credit Quality and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by (i) any state, commonwealth or territory of the United States, (ii) any province or territory of Canada, (iii) by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, common wealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by the Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "Cash Flow Available for Debt Service" means, with respect to any Person
      ------------------------------------
for any period, such Person's Net Income for the period plus, to the extent deducted in determining such Net Income, any provision for deferred income taxes, non-cash reclamation, depreciation, depletion and amortization expenses and interest charges for such period minus Capital Expenditures in the ordinary
                                     -----
course of business and plus or minus, as applicable, working capital
                       ----    -----
adjustments.

     "Closing Date" means the date on which the conditions precedent set forth
      ------------
in Section 7 have been satisfied.

     "Collateral" has the meaning specified in Section 10.01.
      ----------

     "Commitment" means the obligation of the Lender to make advances to the
      ----------
Borrower hereunder from time to time in an aggregate principal amount of up to the Available Amount at the time.

     "Commitment Termination Date" means June 30, 2005.
      ---------------------------

     "Compliance Determination Date" means the last day of each calendar
      -----------------------------
quarter, starting with September 30, 2003.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling", "Controlled", and "under common control with" have meanings correlative thereto.

     "Covered Taxes" has the meaning specified in Section 4.03.
      -------------

     "Current Assets" means current assets determined in accordance with
      --------------
applicable GAAP, excluding cash and cash equivalents.

     "Current Liabilities" means current liabilities in accordance with
      -------------------
applicable GAAP, excluding Indebtedness for borrowed money.

     "Current Ratio" means, at any time, the ratio of (a) Current Assets of
      -------------
Apollo Gold Corporation to (b) Current Liabilities of Apollo Gold Corporation, in each case as at such time.

     "Debt Service Cover Ratio" means, as of any Compliance Determination Date,
      ------------------------
the ratio of (a) Cash Flow Available for Debt Service of Florida Canyon (and, if the Montana Tunnels mine is then an Eligible Project, of Montana Tunnels) for the Measurement Period then ending to (b) the principal and accrued interest required to be paid with respect to the Loans during such Measurement Period.

     "Default" means any event or condition that constitutes an Event of Default
      -------
or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Discount Rate" means, at any time, a rate per annum equal to the six month
      -------------
LIBOR Rate at such time plus 2.75%.

     "Dollars" and "$" means lawful money of the United States, unless otherwise
      -------
specified.

     "Eligible Project" (a) initially means the Florida Canyon mine and (b)
      ----------------
thereafter may also include Florida Canyon's Standard Mine and/or the Montana Tunnel mine if and when the Lender approves such mine or mines as "Eligible Project(s)" and approves LOM plan(s) with respect thereto.

     "Environmental Law" means, with respect to any Person, any and all
      -----------------
Applicable Law relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of hazardous materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such hazardous materials, chemical substances, pollutants or contaminants.

     "Equipment" means, with respect to any Person, all of such Person's
      ---------
tangible personal property together with any and all accessions, parts and appurtenances thereto, whether presently owned or hereafter acquired by such Person, other than Inventory or consumer goods.

     "Events of Default" has the meaning specified in Section 11.01.
      -----------------

     "Existing Hedging Arrangements" means each transaction in effect on the
      -----------------------------
Closing Date other than the Required Hedging Agreements under that certain Master Agreement, dated as of November 20, 2002, between the Borrower and the Lender, and the various supplements, amendments and addenda thereto, which transactions are summarized in Schedule 3 attached hereto and incorporated
                               -----------
herein by this reference.

     "Exploration and Development Expenses" means, with respect to any Person,
      ------------------------------------
any expenditure for the exploration and development of mining assets, excluding costs and expenditures associated with the exploitation of an Eligible Project.

     "External Debt" means, with respect to any Person, without duplication, (a)
      -------------
all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person, and all obligations representing the deferred purchase price of property and services, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, and (d) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person, provided, however, that External Debt shall not include the obligations owing from the Borrower to any Guarantor, or from any Guarantor to the Borrower.

     "Financial Officer" means, with respect to either the Borrower or the
      -----------------
Guarantor, the chief financial officer, principal accounting officer, treasurer or controller, or other authorized representative whose primary responsibilities extend to accounting matters of the Borrower or the Guarantor, as applicable.

     "Florida Canyon" means Florida Canyon Mining, Inc., a Delaware corporation.
      --------------

     "Forecast Period" means, as of any Compliance Determination Date, the
      ---------------
period consisting of all Measurement Periods following such Compliance Determination Date to and including the Commitment Termination Date or, if another date is specified in the calculation of any specific ratio, such other date.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time in the United States or Canada, as applicable.

     "Gearing" means, as of any date of determination, the External Debt of
      -------
Apollo Gold Corporation divided by its Tangible Net Worth.

     "General Intangibles" means all personal property, including things in
      -------------------
action, other than Accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money and oil, gas or other minerals before extraction. General Intangibles include, without limitation, payment intangibles, corporate or other business records, good will, inventions, designs, software and other intellectual property, patents, trademarks and applications therefor, trade names, trade styles, trade secrets, copyrights, registrations, licenses, franchises, customer lists, tax refund claims and the like, wherever located.

     "Governmental Authority" means the government of any nation, or any
      ----------------------
political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or enforcement of any Applicable Law.

     "Guarantor" means each of (i) Apollo Gold Corporation, a Yukon Territory
      ---------
corporation, (ii) Montana Tunnels and (iii) Florida Canyon.

     "Hedging Agreements" means, collectively, currency exchange agreements,
      ------------------
commodity swaps, exchange or futures agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, commodity hedging agreements, forward agreements, European style gold option agreements, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "Indemnitee" has the meaning specified in Section 13.03.
      ----------

     "Initial Agreement" means the Loan, Guaranty and Security Agreement among
      -----------------
the Parties dated as of November 20, 2002.

     "Initial Note" means the Note executed and delivered by Borrower in
      ------------
accordance with the Initial Agreement.

     "Interest Period" means, for each Loan, the period commencing on the date
      ---------------
such Loan is made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one month or three months, as the Borrower may, upon notice received by the Lender not later than 11:00 a.m. (New York time) on the second Business Day prior to the first day of such Interest Period, select; provided that:

     (a) the Borrower may not select any Interest Period for any Loan that ends after the Commitment Termination Date;

     (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

     (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Inventory" means, with respect to any Person, any and all goods,
      ---------
merchandise and other personal property, including all metals and metal concentrates, whether tangible or intangible, now owned or hereafter acquired by such Person which are leased by such Person as lessor or held for sale, lease or license to customers or are furnished or to be finished to customers under any contract of service or consist of raw materials, work in process, supplies or materials used or consumed in such Person's business.

     "Lender" has the meaning specified in the first paragraph of this
      ------
Agreement.

     "LIBOR Rate" means, for each Interest Period with respect to a Loan, the
      ----------
rate appearing on Page "LIBOR01" of the Reuter's Screen (or on any successor or substitute page of such Reuter's Screen or, if none, the equivalent provided by Bloomberg or any other Person providing rate quotations comparable to those currently provided on such page of such Reuter's Screen, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time), on the Business Day prior to the commencement of the Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period.

     "Lien"  means,  with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Loan" has the meaning specified in Section 2.01(b).
      ----

     "Loan Life Ratio" means, as of any Compliance Determination Date, the ratio
      ---------------
of (a) the Cash Flow Available for Debt Service of Florida Canyon (and, if the Montana Tunnels mine is then an Eligible Project, of Montana Tunnels) for the Forecast Period following such Compliance Determination Date to and including the Commitment Termination Date (discounted back to such Compliance Determination Date using the Discount Rate) to (b) the aggregate outstanding principal balance of the Loans as of such Compliance Determination Date.

     "Material Adverse Effect" means a material adverse effect on (a) the
     ------------------------
business, condition (financial or otherwise), operations, performance, properties, or prospects of the Borrower or any Guarantor, (b) the enforceability of the Transaction Documents or the rights and remedies of the Lender under the Transaction Documents or (c) the ability of the Borrower or any Guarantor to pay and perform its obligations under this Agreement.

     "Measurement  Period" means a period of one calendar quarter commencing on
      -------------------
the first day of the quarter; provided, however, for any computation of a financial ratio for the Measurement Period ending on the Commitment Termination Date, such Measurement Period means the period commencing on the relevant start date and ending on the Commitment Termination Date.

     "Mineral Reserve Life Ratio" means, as of any Compliance Determination
      --------------------------
Date, the ratio of (a) the Cash Flow Available for Debt Service of Florida Canyon (and, if the Montana Tunnels mine is then an Eligible Project, of Montana Tunnels) for the Forecast Period following such Compliance Determination Date to and including the Project End Date of the Eligible Project then having the most distant Project End Date (discounted back to such Compliance Determination Date using the Discount Rate), to (b) the aggregate outstanding principal balance of the Loans as at such Compliance Determination Date.

     "Mining Plan Assumptions" has the meaning specified in Section 8.13(a).
      -----------------------

     "Montana Tunnels" means Montana Tunnels Mining, Inc., a Delaware
      ---------------
corporation.

     "Mortgage" means (i) the Mortgage, Assignment of Rents, Security Agreement,
      --------
Fixture Filing and Financing Statement Covering As-Extracted Collateral executed by Montana Tunnels in favor of the Lender and recorded in the office of the Clerk and Recorder of Jefferson County, Montana, as Document No. 204187 on November 29, 2002, as may be amended, from time to time, (ii) the Deed of Trust, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement covering as Extracted Collateral executed by Florida Canyon in favor of the Lender and recorded in the Official Records of Pershing County, Nevada on November 27, 2002 in Book 371, Pages 321 et seq., as may be amended, from time to time, (iii) the Deed of Trust, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement covering as Extracted Collateral executed by Florida Canyon in favor of the Lender and recorded in the Official Records of Humboldt County, Nevada on November 27, 2002 as Document No. 2002 6164, as may be amended, from time to time, and (iv) any other real property mortgage, deed of trust or other document or instrument in the appropriate form for recordation in the applicable recording office in order to confirm, protect and perfect the Lien granted hereunder on any portion of the "Collateral" that is Real Property.

     "Net Income" means, with respect to any Person for any period, means the
      ----------
net income (before extraordinary items and excluding net income of any business entity (other than a subsidiary) in which such Person has an ownership interest unless such net income shall have actually been received by such Person in the form of cash distributions) of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Net Worth" means, as of any date of determination, the Consolidated
      ---------
stockholders' equity of Apollo Gold Corporation.

     "Note" has the meaning specified in Section 2.01(b).
      ----

     "Notice Of Advance" has the meaning specified in Section 2.02(a).
      -----------------

     "Obligations" has the meaning specified in Section 10.01.
      -----------

     "Operating Expenditures" means, with respect to any Person, for any
      ----------------------
applicable period, all production, mining, crushing, leaching, metallurgical processing, laboratory, utility, milling, power, transport, refining, Exploration and Development Expenses and similar operating and administrative costs during such period.

     "Other Taxes" has the meaning specified in Section 4.04.
      -----------

     "Overdue Rate" has the meaning specified in Section 2.03(b).
      ------------

     "Party" means each of the Lender, the Borrower, and the Guarantors.
      -----

     "Payment Date" means the last day of each calendar quarter, commencing on
      ------------
_______, 2003.

     "Permitted Liens" means, collectively:
      ---------------

     (a) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue;

     (b)     Liens granted by this Agreement or the other Transaction Documents;

     (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

     (d)     the Liens listed on Schedule 1 so long as the obligations secured
                                 ----------
thereby are not increased (except as indicated on Schedule 1) and are paid when
                                                  ----------
due; and

     (e)     such other Liens as may be consented to in writing by the Lender;

     (f) provided that nothing in this definition shall in and of itself cause the Collateral or the Obligations to be subordinated in priority to any such Permitted Lien.

     "Person"  means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Proceeds Account" has the meaning specified in Section 8.14.
      ----------------

     "Proceeds Account Bank" has the meaning specified in Section 8.14.
      ---------------------

     "Project End Date" means, with respect to any Eligible Project, the
      ----------------
projected end date of the life of such Eligible Project, as determined by the Technical Consultant.

     "Real Property" means all rights and interests of Montana Tunnels or
      -------------
Florida Canyon in and to any real property described in the Mortgages, including all ownership and leasehold interests in the real property and all patented and unpatented mining claims described therein.

     "Recalculation Date" has the meaning specified in Section 8.13(a).
      ------------------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Hedging Agreements" means the Existing Hedging Agreements,
      ---------------------------
together with such transaction agreements and confirmations thereunder as the Lender in its sole discretion shall deem appropriate in connection with the transactions contemplated hereby.

     "Reserves" means that part of the gold deposit at each Eligible Project
      --------
which, in accordance with guidelines promulgated by Canadian National Instrument, could be economically and legally extracted or produced at any relevant time of determination, subject to approval of the Technical Consultant.

     "Safeco" has the meaning specified in Section 10.05(h).
      ------

     "Senior Security Holders" has the meaning specified in Section 10.05.
      -----------------------

     "Tangible Net Worth" means, at any time, Net Worth minus the aggregate
      ------------------
amount of any intangible assets of Apollo Gold Corporation.

     "Taxes" means any present or future income, franchise, excise, stamp or
      -----
other taxes, fees, duties, withholdings or other charges of any nature imposed by the any taxing authority of any jurisdiction.

     "Technical Consultant" means Mques Inc. and/or such other company as the
      --------------------
Borrower and the Lender may agree to from time to time.

     "Transaction Documents" or "Loan Documents" means, collectively, this
      ---------------------      --------------
Agreement, the Note, the Mortgages and the Required Hedging Agreements, together with all agreements and instruments contemplated hereby or thereby and all schedules, exhibits and annexes hereto or thereto, each as the same may from time to time be modified or amended.

     "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as
      -------------------           ---
adopted and in effect in any applicable jurisdiction.

     "United States" means the United States of America.
      -------------

     Section  1.02     Other Definitional and Interpretive Provisions.
                       ----------------------------------------------

          (a) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (c) Titles and headings of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement; and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclasses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph clause, subclause, Schedule or Exhibit of or attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions or schedule or exhibit to or in another document or instrument.

          (d) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented, restated, renewed or extended from time to time.

          (e) Except where specifically restricted, reference to a party includes that party and its successors and assigns permitted hereunder.

          (f) Unless otherwise specifically stated, whenever a time is referred to in this Agreement, such time shall be the local time in the city in which the office of the Lender for notice purposes is located.

          (g) Any list in this Agreement of one or more items preceded by the words "include" or "including" shall not be deemed limited to the stated items but shall be deemed without limitation.

     Section 1.03     Accounting Terms; GAAP.  Except as otherwise expressly
                      ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. It is understood that the financial statements and other financial data that the Borrower and the Guarantors are required to deliver to the Lender from time to time in accordance with the provisions of this Agreement may initially be prepared in local currency amounts so long as all such amounts are converted to Dollars in accordance with standard financial practice before delivery to the Lender.

     2.     THE  FACILITY
            -------------

     Section 2.01     Lender's Commitment.
                      -------------------

          (a) The Lender agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date in an aggregate amount not to exceed the Available Amount at such time; provided, that after giving effect to the making of any such advance, no Default or Event of Default has occurred and is continuing.

          (b) Each amount so advanced and outstanding hereunder at any time is herein sometimes referred to as a "Loan". The Loans shall be evidenced by
                                      ----
the Borrower's note (the "Note") substantially in the form of Exhibit A hereto
                          ----                                ---------
which Note constitutes an amendment to, and restatement of, the Initial Note, it being the intention of the Parties that the Liens granted by the Borrower and the Guarantors to the Lender under and in connection with the Initial Agreement and the Mortgages and UCC financing statements of public record perfecting such security interests recorded and filed in connection with the Initial Agreement shall remain in full force and effect and shall secure the Obligations arising under and in connection with the Note.

     Section 2.02     Advances.
                      --------

          (a)     Notice of Advance.  Each advance of a Loan shall be made on a
                  -----------------
Business Day, following notice given by the Borrower to the Lender not later than 11:00 a.m. (New York time) at least two Business Days prior to the date of the proposed advance. Each such notice (a

"Notice of Advance") shall be made in writing, in substantially the form of
------------------
Exhibit B, specifying therein (i) the requested date of such advance (which
---------
shall be a Business Day) and (ii) the requested amount of such advance. Each Notice of Advance shall be irrevocable and binding on the Borrower.

          (b)     Minimum Amounts.  Each advance of a Loan shall be in an
                  ---------------
aggregate amount not less than $500,000 (or such lesser amount as may be remaining available) and in an integral multiples of $100,000.

          (c)     Funding by Lender.  The Lender shall, before 11:00 a.m. (New
                  -----------------
York time) on the date of each advance, wire or deposit the proceeds of such advance, in same day funds, to the Borrower's Account.

     Section 2.03     Interest.
                      --------

          (a)     Regular Interest.  Each Loan shall bear interest during each
                  ----------------
Interest Period for such Loan at a rate per annum equal to the LIBOR Rate for such Interest Period plus 2.75%. All such interest shall be payable on each
                     ----
Payment Date.

          (b)     Default Interest.  The amount of all interest, principal, fees
                  ----------------
and other amounts not paid when due hereunder shall bear interest, to the fullest extent permitted by Applicable Law, at a rate per annum equal to the highest regular interest rate that would then otherwise be in effect with respect to the Loans plus 2% (the "Overdue Rate").
                     ----          ------------

          (c)     Maximum Rate Permitted by Law.  No interest or fee to be paid
                  -----------------------------
hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

          (d)     Computations.  All computations of interest in respect of the
                  ------------
Loans and of fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate or fee hereunder or in the Note made in accordance with the provisions of this Agreement or the Note shall be conclusive and binding for all purposes, absent manifest error.

          (e)     Payments Due on Non-Business Days.  Unless otherwise specified
                  ---------------------------------
herein, whenever any payment with respect to the Loans or under any Transaction Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next subsequent Business Day.

     Section  2.04     Principal.
                       ---------

          (a)     Amortization Schedule.  The Lender will specify the principal
                  ---------------------
amortization schedule for the Loans at the time of each advance thereof and may adjust such amortization schedule from time to time. The amortization schedule shall be set and adjusted so that on the basis of, inter alia, each Approved LOM Plan, the actual operating history of each

Eligible Project and the then current gold market, the outstanding principal amount of the Loans at any time will not exceed the amount expected to be permitted at the time in order for the Borrower to remain in compliance with the covenants set forth in Section 8.12. The entire outstanding principal amount of each Loan, if not sooner due or payable, shall be due and payable on the Commitment Termination Date.

          (b)     Optional Prepayments.  The Borrower may prepay the Loans in
                  --------------------
whole or in part (but, if in part, in an amount of not less than $250,000) any time prior to the Commitment Termination Date upon three Business Days' prior written notice to the Lender. Any such prepayment shall be without premium or penalty but the Borrower shall reimburse the Lender for any breakage costs incurred as a result of such prepayment. Any such prepayment shall be applied to the mandatory amortization payments with respect to the Loans in the reverse order of maturity. The Borrower may, in the Borrower's discretion, at any time upon payment or prepayment of all of the Loans and other Obligations, surrender the Commitment and terminate this Agreement by delivering written notice of such surrender and termination to the Lender. The Lender shall, upon payment in full of all Obligations, thereafter forthwith execute, deliver, file, and record, all such quitclaim deeds, termination statements, and other instruments as may be necessary to release all of the security interests granted under the Transaction Documents of public record as may be reasonably requested by the Borrower or any Guarantor.

          (c)     Mandatory Prepayment.  The Borrower shall prepay the Loans in
                  --------------------
a principal amount equal to 100% of the net proceeds received by the Borrower from (i) any sale of the operating assets by the Borrower or any subsidiary or
(ii) the termination of the Existing Hedging Arrangements. Any such mandatory prepayment shall be made on the Business Day on which the Borrower or any subsidiary receives such proceeds and shall be made together with all accrued and unpaid interest on the amount being prepaid and any breakage costs incurred as the result of such prepayment. Any such prepayment shall be applied to the mandatory amortization payments with respect to the Loans in the reverse order of maturity.

     3.     FEES.
            -----

     Section 3.01     Commitment Fee.  The Borrower agrees to pay to the Lender
                      --------------
a commitment fee, which shall accrue at the rate of 0.50% per annum on the daily amount of the unused Available Amount from time to time during the period from the date of this Agreement to the Commitment Termination Date. The commitment fee shall be payable in arrears on each Payment Date.

     Section 3.02     Arrangement Fee.  The Borrower shall pay to the Lender, on
                      ---------------
the Closing Date, a non-refundable arrangement fee in the amount of $75,000.

     Section 3.03     Management Fee.  The Borrower shall pay to the Lender, on
                      --------------
the Closing Date and on the one year anniversary of the Closing Date, a non-refundable management fee in the amount of $35,000 per annum.

     4.     INCREASED  COSTS,  ILLEGALITY,  ETC.
            ------------------------------------

     Section 4.01     Increased Costs or Taxes.  In case any law, regulation,
                      ------------------------
treaty or official directive or the interpretation or application thereof by any court or by any Governmental

Authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other Governmental Authority (whether or not having the force of law):

          (a) subjects the Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed by the United States or by any state or foreign jurisdiction in which the Lender is organized or in which its lending office is located), or

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, the Lender (other than such requirements to the extent that they are already in effect on the date hereof), or

          (c) imposes upon the Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to the Loans, (i) the Lender shall notify the Borrower thereof and
(ii) the Lender will use its reasonable efforts to make, fund, or maintain the Loans through another lending office or take such other reasonable steps so as to avoid the consequences of such event or condition, provided that the Lender determines, in its sole discretion, that it may do so consistent with the Lender's internal policies and without being detrimental to the Lender. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     Section  4.02     Reduced Return.  If after the date hereof the Lender
                       --------------
determines that (i) the adoption of or change after the date hereof in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change after the date hereof in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by the Lender or its parent bank holding company with any guideline, request or directive of any such entity after the date hereof regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Lender's or such holding company's capital as a consequence of the Lender's commitment to make the Loans hereunder to a level below that which the Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Lender to be material, then the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

     Section  4.03     Payments Free of Taxes.  Except as expressly otherwise
                       ----------------------
provided herein, any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on the Lender by any state or foreign jurisdiction in which the Lender is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Covered Taxes").
                                                               -------------
If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Guarantor, as applicable, shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     Section  4.04     Other Taxes.  In addition, the Borrower agrees to pay any
                       -----------
present or future stamp or documentary taxes or similar levies that arise from any payment made by it hereunder or from its execution, delivery or registration of this Agreement (hereinafter referred to as "Other Taxes").
                                               ------------

     Section  4.05     Indemnification by Borrower.  The Borrower will indemnify
                       ---------------------------
the Lender for the full amount of Covered Taxes or Other Taxes (including any Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) attributable to the Borrower or any Guarantor hereunder and paid by the Lender and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto.

     5.     BORROWER'S  REPRESENTATIONS  AND  WARRANTIES.
            ---------------------------------------------

     The Borrower represents and warrants that:

          (a)     Organization,  etc.  The Borrower (i) is a corporation duly
                  ------------------
organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has all requisite power and authority and all necessary franchises, licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and
(iii) is duly qualified, licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or of the properties owned or leased by it is such as to require qualification and licensing as a foreign corporation.

          (b)     Valid and Binding Agreement.  The Borrower has full power and
                  ---------------------------
legal right to execute, deliver and perform this Agreement and all other Transaction Documents to which it is a party and has taken all corporate action necessary thereto. This Agreement constitutes, and the Note when executed and delivered by the Borrower will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

          (c)     Authority.  The transactions contemplated by the Transaction
                  ---------
Documents (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Applicable Law or certificate of incorporation, partnership agreement, limited liability company operating agreement, declaration of trust, the charter or by-laws or other organizational or constitutional documents, as the case may be, of the Borrower, or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its subsidiaries, or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its subsidiaries.

          (d)     Financial Statements.  The consolidated balance sheet of
                  --------------------
Apollo Gold Corporation (and, on request, of the Borrower) and its subsidiaries as of December 31, 2002, and the related consolidated statements of income, retained earnings and changes in financial position for such year, each as restated, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the Borrower and its subsidiaries as of such dates and the results of their operations for such periods. Since March 31, 2003, there has been no change in the financial condition, results of operations or business of Apollo Gold Corporation and its subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as reflected in Schedule 4 to this Agreement.
                                                ----------

          (e)     Properties.  Each of the Borrower and its subsidiaries has
                  ----------
good and marketable title to all properties it purports to own, including all properties reflected in the most recent balance sheet referred to in paragraph
(d) above (except as sold or disposed of in the ordinary course of business) free from mortgages, security interests, liens or other encumbrances not permitted by Section 8. Each of Montana Tunnels and Florida Canyon is a direct, wholly-owned subsidiary of the Borrower, and the principal mining properties of the Borrower and its subsidiaries are owned by Montana Tunnels and Florida Canyon.

          (f)     Tax  Returns.  The Borrower has filed all tax returns required
                  ------------
to be filed by it and has paid all taxes shown to be due and payable on said tax returns and all assessments and other governmental charges or levies made against it. The Borrower does not know of any proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of the Borrower.

          (g)     Proceedings.  Except as disclosed in the notes to the
                  -----------
financial statements referred to in Section 5(d) above and except as disclosed on Schedule 2 hereto, there are no actions, suits, proceedings or investigations
   ----------
pending, or to the knowledge of the Borrower, threatened, against or affecting the Borrower, or any properties or rights of the Borrower, before any court, arbitrator or administrative or governmental body which might reasonably expected to have a Material Adverse Effect.

          (h)     Default.  No event has occurred and no condition exists which
                  -------
would, upon the execution and delivery of the Agreement and the Note, constitute an Event of Default under this Agreement, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any obligation of the Borrower for borrowed money, or in the performance of any covenant or condition under any mortgage, indenture, contract or other instrument or under any order of any court, governmental authority, arbitration board or tribunal, binding on the Borrower.

          (i)     Compliance.  The Borrower and each of its subsidiaries is in
                  ----------
compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     6.     GUARANTORS' REPRESENTATIONS AND WARRANTIES.
            -------------------------------------------

     Section  6.01     Each Guarantor represents and warrants that:

          (a)     Organization, Etc.  Such Guarantor (i) is a corporation duly
                  -----------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite power and authority and all necessary franchises, licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (iii) is duly qualified, licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or of the properties owned or leased by it is such as to require qualification and licensing as a foreign corporation.

          (b)     Valid and Binding Agreement.  Such Guarantor has full power
                  ---------------------------
and legal right to execute, deliver and perform this Agreement and those Transaction Documents to which it is a party, and has taken all corporate action necessary thereto. This Agreement and the applicable Transaction Documents constitute the legal, valid and binding obligations of such Guarantor enforceable in accordance with their terms.

          (c)     Authority.  The transactions contemplated by the Transaction
                  ---------
Documents (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Applicable Law or certificate of incorporation, partnership agreement, limited liability company operating agreement, declaration of trust, the charter or by-laws or other organizational or constitutional documents, as the case may be, of such Guarantor, or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or any of its subsidiaries, or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iv) will not result in the creation or imposition of any Lien on any asset of such Guarantor, other than the Liens and security interests created by the Transaction Documents.

          (d)     Tax Returns.  Except as disclosed on Schedule 1, such
                  -----------                          ----------
Guarantor has filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable on said tax returns and all assessments and other governmental charges or levies made against it.

          (e)     Proceedings.  There are no actions, suits, proceedings or
                  -----------
investigations pending, or to the knowledge of such Guarantor, threatened, against or affecting such Guarantor, or any properties or rights of such Guarantor, before any court, arbitrator or administrative or governmental body which might adversely affect the business, operations, properties or financial position of such Guarantor.

     Section  6.02     Apollo Gold Corporation.  Apollo Gold Corporation
                       -----------------------
represents and warrants that the consolidated balance sheet of it and its subsidiaries as of March 31, 2003, and the related consolidated statements of income, retained earnings and changes in financial position for such year, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of it and its subsidiaries as of such dates and the results of their operations for such periods. Since March 31, 2003, there has been no change in the financial condition, results of operations or business of Apollo Gold Corporation and its subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as reflected in Schedule 4 to this Agreement.
                               ----------

     Section  6.03     Montana Tunnels and Florida Canyon.  Each of Montana
                       ----------------------------------
Tunnels and Florida Canyon represents and warrants that:

          (a)     Material Benefit.  It is a wholly-owned subsidiary of the
                  ----------------
Borrower and as such will materially and substantially benefit from the making of the Loans to the Borrower hereunder.

          (b)     Principal Properties.  The property described in the Mortgage
                  --------------------
to which it is a party describes all of its material mining properties and all related easements, rights and interests necessary for the operation thereof.

     7.     CONDITIONS  TO  LOANS.
            ----------------------

     Section  7.01     Closing Date Conditions.  The obligation of the Lender to
                       -----------------------
make the Loans is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a)     Closing  Documents.  The Lender shall have received the
                  ------------------
following documents, each of which shall be satisfactory to the Lender in form and substance:

               (i)     Authority  and  Approvals.  Certified copies of (A) the
                       -------------------------
resolutions of the Board of Directors or equivalent body of each of the Borrower and each Guarantor authorizing and approving the Transaction Documents to which it is a party, (B) documents evidencing any other necessary action (corporate, partnership, or otherwise) in connection with the transactions contemplated hereby, and (C) all governmental approvals and all third-party consents or approvals, if any, with respect to such transactions.

               (ii)     Secretary's or Assistant Secretary's Certificates.  A
                        -------------------------------------------------
certificate of the Secretary or an Assistant Secretary or other appropriate officer of each of the Borrower and each Guarantor certifying the names and true signatures of the officers or other designated persons of the Borrower and each Guarantor authorized to sign this Agreement, the other Transaction Documents and the other documents and instruments to be delivered by the Borrower or such Guarantor hereunder.

               (iii)     Opinion of Borrower's Counsel.  A favorable opinion of
                         -----------------------------
Donald W. Vagstad, General Counsel for the Borrower, covering such matters as the Lender shall reasonably require (and the Borrower hereby instructs such counsel to deliver such opinion to the Lender).

               (iv)     Opinion of Guarantor's Counsel.  A favorable opinion of
                        ------------------------------
Lackowicz & Shier, special counsel for the Guarantors, covering such matters as the Lender shall reasonably require (and the Guarantors hereby instruct such counsel to deliver such opinion to the Lender).

               (v)     Closing Certificate on behalf of the Borrower.  A
                       ---------------------------------------------
certificate of a Financial Officer of the Borrower to the effect that: (A) the representations and warranties of the Borrower contained in this Agreement are true and correct on and as of the date of such certificate, before and after giving effect to the transactions contemplated hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (B) no event has occurred and is continuing that constitutes a Default.

               (vi)     Closing Certificates on behalf of the Guarantors.  A
                        ------------------------------------------------
certificate of a Financial Officer of each Guarantor to the effect that the representations and warranties of such Guarantor contained in this Agreement are true and correct on and as of the date of such certificate, before and after giving effect to the transactions contemplated hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (b)     Technical and Legal Due Diligence.  The Technical Consultant
                  ---------------------------------
and the Lender's special counsel shall have verified to the Lender's satisfaction all matters with respect to the assets and operations of the Borrower and the Guarantors and the transactions contemplated hereby, including but not limited to the Approved LOM Plan with respect to the Florida Canyon mine and the right of each of the Borrower and the Guarantors to execute and perform the transactions contemplated hereby, as the Lender shall deem appropriate.

          (c)     Fees.  The Borrower shall have paid all accrued fees and
                  ----
expenses of the Lender (including the reasonable fees and expenses of special counsel to the Lender and the reasonable fees and expenses of the Technical Consultant) owed by the Borrower in connection with this Agreement.

          (d)     Delivery of Transaction Documents.  The Borrower and each
                  ---------------------------------
Guarantor shall have executed and delivered to the Lender, this Agreement and the other Transaction Documents to which each is a party.

          (e)     Financing Statements; Mortgages; Search Reports; Insurance.
                  ----------------------------------------------------------
The Mortgages and all appropriate financing statements and other documents necessary for the Lender to have a legal, valid and enforceable Lien on and first-priority perfected security interest in the Collateral shall have been duly executed by the Borrower, Montana Tunnels or Florida Canyon, as applicable, and duly filed or recorded, as applicable, in all appropriate filing offices or other locations. The Lender shall have received UCC and tax lien search reports concerning the results of searches of the appropriate filing offices for the Borrower, Montana Tunnels and Florida Canyon in Washington, Delaware, Montana and Nevada no more than 10 days prior to the Closing Date. The Lender shall have received satisfactory evidence that such insurance as is required hereunder in respect of all Collateral is in effect and the interest of the Lender as mortgagee, loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property.

          (f)     Compliance with all Laws.  Each of the Borrower and each
                  ------------------------
Guarantor, as applicable, shall be in compliance in all material respects with all laws, contracts, agreements, instruments and all other documents to which it is subject.

          (g)     Hedging.  The Borrower shall have entered into the Required
                  -------
Hedging Agreements with the Lender.

          (h)     Other  Items.  The Lender shall have received such other
                  ------------
approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Lender may reasonably request.

     Section  7.02     Advance Date Conditions.  The obligation of the Lender to
                       -----------------------
make any Loan is subject to the following on the date of the proposed advance:

          (a) Each of the representations and warranties set forth in this Agreement shall be true and correct in all material respects, before and after giving effect to the proposed Loan, as though made on and as of such date.

          (b)     No Default or Event of Default shall exist.

          (c) The Lender shall have received the Notice of Advance required by Section 2.02(a) at least two Business Days prior to the date of the proposed Loan.

     8.     CERTAIN COVENANTS OF BORROWER AND GUARANTORS.
            --------------------------------------------

     Until the Commitment shall have expired or been terminated, and the entire principal of and all interest on the Loans and all fees payable hereunder shall have been paid in full, each of the Borrower and the Guarantors covenants and agrees with the Lender that:

     Section  8.01     Financial Statements and Other Information.  The Borrower
                       ------------------------------------------
will furnish to the Lender:

          (a) as soon as available, and in any event within 30 days after the end of each fiscal quarter, a copy of each of the Borrower's and the Guarantor's financial report for such fiscal quarter, including a production report, income statement, balance sheet, and statement of cash flows, prepaid in conformity with GAAP and certified by the principal Financial Officer of the Borrower or the Guarantor, as applicable.

          (b) as soon as available, and in any event within 60 days after the end of each fiscal year of Apollo Gold Corporation (and, on request, of the Borrower), copies of the consolidated statement of financial condition and related consolidated statements of income

(loss), cash flows and shareholders' equity of (i) Apollo Gold Corporation and its subsidiaries and (ii) each Guarantor and its subsidiaries, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by an opinion thereon of independent certified public accountants acceptable to the Lender, which opinions shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

          (c) not later than 30 days following the end of each calendar quarter, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C (i) stating whether the Borrower was in compliance with
            ---------
the provisions of Sections 8.09 through 8.12 as of the immediately preceding Compliance Determination Date, and (ii) setting forth calculations in reasonable detail to demonstrate such compliance or non-compliance;

          (d) concurrently with each delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, certifying as to whether a Default has occurred and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

          (e) promptly following any request therefor, such other information regarding the Borrower, or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Lender may reasonably request in writing.

     Section  8.02     Notices of Material Events.  The Borrower will furnish to
                       --------------------------
the Lender prompt written notice of the following:

          (a)     the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

          (c) any other development (other than matters of a general economic nature) that results in a Material Adverse Effect.

     Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Financial Officer reasonably describing the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section  8.03     Inspection.  Each of the Borrower and the Guarantors will
                       -----------
permit representatives of the Lender from time to time to visit and inspect any of its or its subsidiaries' properties and examine and copy any of its or its subsidiaries' books and records.

     Section  8.04     Business and Properties.  Each of the Borrower and the
                       -----------------------
Guarantors agrees as follows:

          (a)     Existence.  It will, and will cause each of its material
                  ---------
subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of it business and the transactions contemplated hereby. Nothing in this paragraph shall be deemed to require the Borrower or any Guarantor to maintain the existence of the lapsed former subsidiaries of International Pursuit Corporation, which Apollo Gold Corporation has determined not to support or to revive as described in Schedule
                                                                       --------
2.
-

          (b)     Properties.  It will, and will cause each of its subsidiaries
                  ----------
to, maintain and preserve all of its properties that are used or useful in the conduct of its business, including, without limitation, licenses, permits, trademarks, trade names and other intellectual property, except where failure to do so could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          (c)     Payment of Obligations.  It will, and will cause each of its
                  ----------------------
subsidiaries to, pay its obligations, including tax liabilities, that if not paid could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it or its subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          (d)     Maintenance of Insurance.  It shall, and shall cause its
                  ------------------------
subsidiaries to, insure and keep insured, with insurers and upon customary terms, all of its property and assets customarily insured by companies carrying on a similar business or owning or operating similar property and assets against the customary risks and for the customary amounts, and shall provide the Lender, when requested, with copies of all such insurance policies.

          (e)     Changes of Name or Places of Business. If it changes its name
                  -------------------------------------
or changes the location of its registered office, its chief executive office or its principal place of business, it shall promptly notify the Lender in writing of the details of same.

     Section  8.05     Use of Proceeds. The proceeds of the Loans will be used
                       ---------------
for general corporate purposes, including acquisitions, in compliance with all applicable legal and regulatory requirements; provided that the Lender shall not have any responsibility as to the application or use of any such proceeds.

     Section  8.06     Negative Pledge.  Neither the Borrower nor any Guarantor
                       ---------------
will permit any of its assets or the assets of any subsidiary to be subject to any Lien, except Permitted Liens.

     Section  8.07     No Merger.  Without the prior written consent of the
                       ---------
Lender, it will not merge or consolidate with any other business organization or, except in the ordinary course of its business and as expressly permitted by this Agreement, sell, lease, transfer or otherwise dispose of any of its assets.

     Section 8.08     Required Hedging Agreements. The Borrower shall enter into
                      ---------------------------
and maintain the Required Hedging Agreements.

     Section 8.09     Net Worth.  Net Worth shall, at all times, be no less than
                      ---------
CDN$60,000,000.

     Section 8.10     Current Ratio. The Current Ratio shall, at all times, be
                       ------------
no less than 1.50:1.

     Section 8.11     Gearing.  Gearing shall, at all times, be no greater than
                       ------
35%.

     Section 8.12     Operating Covenants.  At each Compliance Determination
                      -------------------
Date:

          (a)     Loan Life Ratio.  The Loan Life Ratio, for the Forecast Period
                  ---------------
thereafter to and including the Commitment Termination Date, shall be not less than 1.50:1.

          (b)     Mineral Reserve Ratio.  The Mineral Reserve Ratio, for the
                  ---------------------
Forecast Period thereafter to and including the Project End Date of the Eligible Project having the most distant Project End Date, shall be not less than 2.00:1.

          (c)     Debt Service Coverage.  The Debt Service Cover Ratio for the
                  ---------------------
Measurement Period ending on such Compliance Determination Date shall be not less than 1.25:1.

          (d)     Reserve Tail.  On the basis of the Approved LOM Plans then in
                  ------------
effect for each Eligible Project at such time, at least 30% of the proven and probable Reserves for each Eligible Project will remain at the time the Loans have been repaid in full in accordance with the Amortization Schedule then in effect.

     Section 8.13     Recalculation of Approved LOM Plans.
                      -----------------------------------

          (a) The Technical Consultant, based upon information and data provided by Florida Canyon and/or Montana Tunnels, as appropriate, shall propose changes in assumptions and data contained in the Approved LOM Plan with respect to each Eligible Project (collectively, "Mining Plan Assumptions") in order to
                                         -----------------------
update such Approved LOM Plan, in a manner consistent with the reasonable, prudent and efficient operation of such Eligible Project and non-producing assets from time to time (including if the Lender shall have reasonably determined that a material deterioration in the economics or operations of an Eligible Project requires an update of the applicable Approved LOM Plan) and at least on an annual basis, no later than on June 30 of each calendar year commencing June 30, 2004. Each of the foregoing dates on which an Approved LOM Plan is to be updated is referred to as a "Recalculation Date".
                                           -------------------

          (b) Within 21 days after any Recalculation Date, the Borrower shall deliver to the Lender a response as to the then current Mining Plan Assumptions for each Approved LOM Plan. If the Borrower accepts all of the Mining Plan Assumptions with respect to an Approved LOM Plan, then those Mining Plan Assumptions shall be used for the purposes of modifying such Approved LOM Plan. If the Borrower does not accept all of the Mining Plan Assumptions for any Approved LOM Plan, the Technical Consultant and the Borrower shall consult for a period of 21 days in an attempt to agree on Mining Plan Assumptions for a new Approved LOM Plan. If, at the end of such 21-day period, no agreement on Mining Plan Assumptions is reached, the Mining Plan Assumptions proposed by the Technical Consultant, shall in the absence of demonstrable error or objection by the Lender, control.

     Section  8.14     Proceeds Accounts.
                       -----------------

          (a)     Initial Account.  Florida Canyon shall maintain an account (a
                  ---------------
"Proceeds Account") with US Bank National Association, Reno, Nevada, or another
 ----------------
bank reasonably acceptable to the Lender (a "Proceeds Account Bank"), which
                                             ---------------------
Florida Canyon utilizes as its primary bank account for the receipt of proceeds from sales of metal or metal concentrate by it. In connection with such Proceeds Account, Florida Canyon and the Proceeds Account Bank shall enter into a control agreement (within the meaning of the UCC), no later than July 15, 2003, pursuant to which the Proceeds Account Bank shall agree that, upon notice from the Lender to the Proceeds Account Bank that the Lender is exercising control over the Proceeds Account, the Proceeds Account Bank thereafter will follow the instructions of the Lender (and only the Lender) with respect to the Proceeds Account and the application of all payments received therein.

          (b)     Subsequent Account.  Prior to such time, if ever, as the
                  ------------------
Montana Tunnels mine is approved by the Lender as an Eligible Project, Montana Tunnels shall establish a Proceeds Account with a Proceeds Account Bank acceptable to the Lender on the same terms and for the same purposes as described in Section 8.14(a) and shall enter into a control agreement with respect to such Proceeds Account in favor of the Lender.

     9.     GUARANTY.
            --------

          (a) In consideration of the Lender's making the Loans to the Borrower, each Guarantor hereby irrevocably and unconditionally guarantees the punctual payment of all amounts due to the Lender under this Agreement, the Note, the Hedging Agreement and the other Obligations. The foregoing guaranty is a guaranty of the dueand punctual payment of the Obligations and not just the collection thereof.

          (b) The obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be discharged or rendered unenforceable by, any circumstances (whether or not the Borrower or any Guarantor shall have knowledge or notice thereof), including, without limitation,

               (i) any amendment to or modification of the terms of this Agreement, the Note or any of the other Obligations,

               (ii) any waiver, consent or indulgence by the Lender under or in respect of the Note or under or in respect of this Agreement or any of the other Obligations or any exercise or non-exercise by the Lender of any right, power or privilege under or in respect hereof or thereof,

               (iii) any limitation on liability of the Borrower on any of its Obligations or the invalidity or unenforceability hereof or thereof, in whole or in part, as to the Borrower or any other Guarantor,

               (iv) the substitution, withdrawal or release of any of the Collateral as security for any or all of the Obligations, or

               (v) any bankruptcy, insolvency, reorganization, arrangement, liquidation or similar proceeding with respect to the Borrower or any other Guarantor.

          (c) Each Guarantor unconditionally waives to the fullest extent lawfully possible (i) notice of any of the matters referred to in paragraph (b) above, (ii) any requirement of diligence, (iii) all defenses which may now or hereafter exist by virtue of any statute of limitation, stay, valuation, moratorium or similar law, except the sole defense of payment, and (iv) all demands upon the Borrower or any Guarantor and all other formalities the omission of any of which, or delay in performance of which, might, but for the provisions of this paragraph, by rule of law or otherwise, constitute grounds for relieving or discharging either the Borrower or any Guarantor in whole or in part from its absolute and irrevocable obligations hereunder, it being the intention of the Borrower and each Guarantor that its obligations shall not be discharged except by performance and then only to the extent of such performance.

     10.     SECURITY.
             --------

     Section 10.01     Grant.     To secure the payment of the principal of and
                       -----
interest on the Note and the Loans, and the performance by the Borrower and each Guarantor of its respective obligations hereunder and under the Hedging Agreements, and the payment and performance by the Borrower of all other amounts and obligations that it may owe the Lender now or in the future (collectively, the "Obligations"), each of the Borrower, Montana Tunnels and Florida Canyon
     -----------
hereby grants to the Lender a Lien on and security interest in all of its right, title and interest in and to the following property (the "Collateral"):
                                                          ----------

          (a) all of its now owned and hereafter acquired Inventory (including, but not limited to all reprocessed goods), Accounts, fixtures, goods, oil, gas and other minerals (both before and after extraction), documents, instruments, chattel paper, cash, deposit accounts, investment property (including, in the case of the Borrower, all of its stock in Montana Tunnels and Florida Canyon), letter-of-credit rights, supporting obligations, policies of insurance (casualty, liability, life, business interruption, etc.), General Intangibles, Equipment, any and all rights to payment under the Hedging Agreement and any and all of its property now or hereafter in the possession of or pledged or assigned to Lender, and all products, replacements and proceeds of, and accessions and additions to, any of the foregoing;

          (b) in the case of Montana Tunnels, all of its interest in the Montana Tunnels mine and all proceeds and accessions and additions related thereto; and

          (c) in the case of Florida Canyon, all of its interest in the Florida Canyon mine and all proceeds and accessions and additions related thereto.

     Section 10.02     Perfection.     The Borrower, Montana Tunnels and Florida
                       ----------
Canyon will, and the Lender may, from time to time execute (if required) and file or record, at the cost and expense of the Borrower, all financing statements, amendments or supplements thereto, continuation statements with respect thereto and all other documents and instruments that may be necessary or which the Lender may from time to time reasonably deem appropriate and request (if the Lender chooses not to act on its own), in order to perfect, protect and maintain the Lien on and security interests in the Collateral hereby granted, including taking all action requested by the Lender to record the Mortgages in the applicable recording offices. The Borrower, Montana Tunnels and Florida Canyon will promptly deliver to the Lender a copy of each such document or instrument filed or recorded by it and evidence of its filing or recording in the manner required. The Borrower, Montana Tunnels and Florida Canyon each further agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement. Any Mortgage executed and recorded pursuant to this Section shall be in a form reasonably acceptable to the Lender and shall contain such provisions and accord the Lender such rights and remedies with respect to the Real Property subject thereto as is typical for similar properties in the jurisdiction in which the Real Property is located.

     Section 10.03     Certain Covenants with Respect to Collateral.
                       --------------------------------------------

          (a) Except as otherwise provided in this Agreement, none of the Borrower, Montana Tunnels and Florida Canyon will sell or otherwise dispose of all or any part of the Collateral without the written consent of the Lender except: (i) each may sell or otherwise dispose of Inventory in the ordinary course of its business; (ii) each may collect Accounts in the ordinary course of its business; (iii) Florida Canyon may transfer all of its rights, titles and interest in and to the assets comprising the Standard Gold exploration project to Borrower's subsidiary Standard Gold Mining, Inc., free and clear of the Liens arising under the Transaction Documents; and (iv) Apollo Gold Corporation may transfer all of its rights, titles and interest in and to the assets comprising the Black Fox exploration project to a subsidiary to be formed in due course (proposed name, Black Fox Mining, Inc.) free and clear of the Liens arising under the Transaction Documents.

          (b) The Borrower, Montana Tunnels and Florida Canyon shall each maintain at all times with respect to the Collateral owned by it insurance against risks of fire, so-called extended coverage, sprinkler leakage, theft and other risks customarily insured against by companies engaged in similar business to that of the Borrower, Montana Tunnels or Florida Canyon, as applicable, in amounts, containing such terms, in such form and for such periods as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear. All policies of insurance shall provide for ten (10) days written minimum cancellation notice to the Lender. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower's account. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions.

          (c) If any Account shall be or become evidenced by any promissory note or other instrument, the Borrower, Montana Tunnels or Florida Canyon, as applicable, will immediately pledge or cause to be pledged such note or instrument to the Lender hereunder, duly endorsed in a manner satisfactory to the Lender.

          (d) All of the Collateral, whether owned by the Borrower, Montana Tunnels or Florida Canyon, shall at all times remain subject to the security interest created hereby and be available to secure all of the Obligations of the Borrower and the Guarantors until released in accordance with the terms hereof, and each agree that the Lender shall not be required to look first to any portion of the Collateral owned by any one of them before looking to the Collateral owned by or belonging to any other of them in order to satisfy any of the Obligations.

     Section 10.04     Release of Security Interest.  The  security interest
                       ----------------------------
granted herein shall terminate upon payment in full of all of the Obligations.

     Section 10.05     Subordination to Certain Security Interests.  Anything to
                       -------------------------------------------
the contrary herein notwithstanding, the Lender hereby agrees for the benefit of the creditors listed below in this Section 10.05 (the "Senior Security Holders")
                                                       -----------------------
that the Lender's security interests granted pursuant to the Transaction Documents shall at all time be junior and subordinated to the security interests of the following listed Senior Security Holders in the property indicated, and covenants, to the extent reasonably required by such Senior Security Holders, to furnish each such Senior Security Holder upon Borrower's request with a written estoppel certificate or subordination agreement reflecting such subordination, in form and content reasonably acceptable to Lender.

          (a) the security interests of National Fire Insurance Company of Hartford and or its affiliate Western Surety Company or their affiliates or assignees in the cash deposits and investments held from time to time in the "Trust Account" referred to in the CNA Bonding Documents ( as defined in paragraph 4 of Schedule 1); provided, however, that no further deposits in
               ----------
excess of the "Monthly Deposit Amounts" or amounts deposited in order to obtain an "Increase Rider" as provided for in the CNA Bonding Documents shall be made;

          (b) the security interests of Washington Mutual Bank or its affiliates or assignees in the cash deposits and investments held from time to time as collateral for Washington Mutual Irrevocable Stand-by Letter of Credit No. STB-1798 for the benefit of the United States Bureau of Land Management; provided, however, that the amount of such deposits and investments shall not exceed $4.5 million;

          (c) the security interests of Washington Mutual Bank or its affiliates or assignees in the cash deposits and investments held from time to time as collateral for Washington Mutual Irrevocable Stand-by Letter of Credit No. STB-1799 for the benefit of the United States Bureau of Land Management; provided, however, that the amount of such deposits and investments shall not exceed $250,000;

          (d) the Security Interests of the State of Montana, Department of Environmental Quality under the assignment of the $631,600 deposit account with US Bank National Association listed in paragraph 7 of Schedule 1;
                                                      -----------

          (e) the Security Interests of the entities holding the remaining items listed in the "Secured Portion" column in paragraph 7 of Schedule 1;
                                                               ----------
provided, however, that the amount of such collateral shall not exceed the amounts so listed;

          (f) the security interests of ATEL Cash Distribution Fund V, L.P. or its affiliates or assignee and The CIT Group/Equipment Financing, Inc., or its affiliates or assignees in certain of the equipment listed in paragraph 8 of
Schedule 1;
----------

          (g) the security interests of Caterpillar Financial Services Corporation or its affiliates or assignees in certain of the equipment listed in paragraph 8 of Schedule 1;
               ----------

          (h) if the Borrower and the Guarantors enter into a settlement agreement with Safeco Insurance Company of America ("Safeco") providing for a
                                                     ------
term bonding agreement substantially under the terms and conditions set forth in Safeco's April 23, 2003, response to Florida Canyon's March 21, 2003, letter proposing terms and conditions for settlement, then the security interest of Safeco in cash collateral delivered to Safeco or a trustee under such terms and conditions; provided, however, that no deposits in excess of those required or those necessary to obtain an increase rider as provided for in such terms and conditions shall be made; and provided, further, that the cash collateral to be deposited with Safeco pursuant to the proposed settlement if Safeco issues additional bonding for Florida canyon: (i) shall not exceed 50% of the amount of such increase in aggregate penal sum; (ii) shall not exceed $4,000,000 in the aggregate; and (iii) shall be funded solely from either (A) transfer of all or any portion of the $3,703, 149 in cash collateral currently held by Washington Mutual Bank to secure its Letter of Credit No. STB-1798 with respect to the Florida Canyon mine site or (B) additional cash not to exceed $296,852 obtained from other sources; and provided, further, that the additional collateral furnished to Safeco to secure the existing penal sum of Safeco's bonds shall not exceed $2,500,000 (exclusive of investment proceeds and other accretions to value while held by Safeco or a trustee) prior to the Commitment Termination the amount of all such collateral (exclusive to accretions of value while held by Safeco or a trustee) shall not exceed $7,000,000 (inclusive of cash collateral described in Section 10.05(b) which may be transferred from Washington Mutual Bank to Safeco upon substitution of a new Safeco-issued bond for the letter of credit bonding referred to in Section 10.05(b));

          (i) the security interests of the TD Canada Trust in the cash collateral held to secure the irrevocable standby letter of credit described in paragraph 7 of Schedule 1;
               ----------

          (j) the security interest of NexCap Finance Corporation in the rail car covers described in paragraph 10 of Schedule 1;
                                             ----------

          (k) the security interests of the State of Montana, Department of Environmental Quality, in the real property described in the Hardrock Reclamation Property Bond described in paragraph 7 of Schedule 1; and
                                                      ----------

          (l) the security interests or beneficial interests of the United States in trust assets in an amount not to exceed $300,000 (exclusive of investment proceeds and other accretions to value while held by the United states or a trustee)to be deposited by Florida Canyon in compliance with BLM requirements under that certain bond determination letter to be issued on or about June 16, 2003, requiring Florida Canyon to deposit $300,000 to establish a perpetual trust fund for the maintenance of post-closure evaporation ponds at the Florida Canyon mine site.

     Section 10.06     Continuing Effectiveness of Release of Interests.
                       ------------------------------------------------
Anything to the contrary herein notwithstanding, the Transaction Documents are not intended to create or to revive any security interest in favor of the Lender in any of the real property described in the Release of Interests executed by the Lender on May 6, 2003, and recorded in the office of the Clerk and Recorder of Jefferson County, Montana, as Document No. 206371 on May 8, 2003, it being the intention of the Parties that Montana Tunnels may sell, subject to Liens in favor of third parties, or otherwise dispose of such property free and clear of any Lien or rights of the Lender.

     Section 10.07     Donation Deed in Connection with Wickes Smelter Site.
                       ----------------------------------------------------
Anything to the contrary herein notwithstanding, the Transaction Documents are not intended to create or to revive any security interest in favor of the Lender in any of the real property described the in the draft Donation Deed delivered to the Lender by facsimile transmission dated June 10, 2003, proposed to be delivered by Montana Tunnels to the United States of America in connection with the Wickes Smelter Site settlement described in Schedule 1 of this Agreement,
                                                ----------
and lender will promptly execute, acknowledge, and record quitclaim deeds in favor of the United States releasing any interest the Lender may hold in such property upon Montana Tunnel's request.

     11.     DEFAULT.
             -------

     Section 11.01     Events of Default.  Any of the following events shall be
                       -----------------
"Events of Default"  hereunder:
 -----------------

          (a) the Borrower fails to make any payment of the principal of or interest on the Note when due, or

          (b) the Borrower or any Guarantor fails to perform any of its other obligations under this Agreement or the Note or the Hedging Agreement or any other Transaction Document, or

          (c) any representation or warranty set forth herein proves to have been untrue in any material respect as of the date hereof, or

          (d) the Borrower or any Guarantor makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or a decree or order appointing a receiver, custodian or trustee for the Borrower or any Guarantor or for substantially all the properties of the Borrower or any Guarantor is entered; or the Borrower or any Guarantor commences a voluntary case under any law relating to bankruptcy, insolvency, reorganization or other relief of debtors or any proceeding of an involuntary nature is filed against the Borrower or any Guarantor under any such law and is not dismissed within 30 days,

          (e) the Borrower or any Guarantor permits any material final judgment for the payment of money to be entered against it, or any execution or similar process to be issued or levied against a substantial part of its property, and such judgment, execution or other process remains outstanding for more than 30 days or is not stayed within 30 days, or

          (f) The Surety Bond issued by Safeco guaranteeing the costs of reclaiming the Florida Canyon mine is determined by a court of competent jurisdiction to have been validly terminated, revoked or cancelled, and Florida Canyon fails to enter into a settlement agreement with Safeco or enter into a substitute bond or indemnity covering such costs of reclamation, in both the case of any such settlement agreement or any such substitute bond or indemnity, in form and substance satisfactory to the Lender in its sole discretion.

     Section 11.02     Remedies.  If an Event of Default shall occur and be
                       --------
continuing, the Lender may exercise any right or remedy available to it at law, including, without limitation, the right to take any or all of the following actions:

          (a) The Lender may declare, by written notice to the Borrower, the entire unpaid principal amount of and accrued interest on the Note and the Loans, together with any other of the Obligations, to be immediately due and payable, provided that all Obligations shall immediately become due and payable without declaration, notice or demand upon the occurrence of an Event of Default specified in Section 11.01(d).

          (b) The Lender may apply any deposits or property of the Borrower or any Guarantor with the Lender to the Obligations, in such order and manner as it shall choose.

          (c) The Lender may exercise any or all of the rights and remedies of a secured creditor under the Uniform Commercial Code or other Applicable Law. If the Lender should be required by law to give any notice to the Borrower or any Guarantor of the sale of any Collateral, the Borrower and the Guarantors each agree that notice at least 10 days before the sale shall be reasonable.

          (d) The Lender may notify customers or account debtors that the Accounts have been assigned to it, collect them directly, charge the collection costs and expenses to the Borrower's account and credit the net proceeds thereof to such account. For such purpose, each of the Borrower, Montana Tunnels and Florida Canyon appoints the Lender or any other person the Lender may designate as its attorney with power to (i) endorse its name on any checks, notes, acceptances, money orders, drafts or other forms of payment that may come into the Lender's possession; (ii) sign its name on any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment and other public records, on verifications of Accounts and on notices to customers; (iii) notify the post office authorities to change the address for delivery of its mail to an address designated by the Lender; (iv) receive, open and dispose of all mail addresses to it; and (v) send requests for verifications of Accounts to customers or account debtors. Neither the Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact of law. This power, being coupled with an interest, is irrevocable so long as any Account assigned to the Lender or in which it has a security interest remain unpaid or until the Obligations have been duly satisfied. Alternatively, the Lender may require the Borrower, Montana Tunnels and Florida Canyon, to make collection of all Receivables for the Lender, receive all payments thereon as the Lender's trustee and immediately deliver them to the Lender in their original form. Upon collection of said items, the Lender will credit the net proceeds thereof to the Obligations.

     Section 11.03     No Implied Waivers; Rights Cumulative.  No course of
                       -------------------------------------
dealing between the Borrower or any Guarantor and the Lender and no failure to exercise or delay in exercising on the part of the Lender of any right, power or privilege under the terms of this Agreement or any other Transaction Document or under the terms of any other agreements, instruments or other documents between the Lender or any Guarantor and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive of or in derogation of any rights or remedies provided in any thereof, by law or otherwise.

     12.     NOTICES, ETC.
             -------------

          (a) All notices, consents and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

          (i)     if to the Borrower or any Guarantor, in care of :

                  Apollo Gold, Inc.
                  Denver Executive Offices
                  4601 DTC Boulevard, Suite 750
                  Denver CO  80237-2571

                  ATTENTION:  General Counsel

                  Telephone:    (720) 886-9656 (Ext. 13)
                  Facsimile:    (720) 482-0957

                  And

          (ii)    if to the Lender:

                  Standard Bank London Limited
                  Cannon Bridge House
                  25 Dowgate Hill
                  London EC4R 2SB
                  Telephone:    +044 0(20) 7815 4155
                  Fax:          +044 (0)20 7815 4032

                  Attention:    Inga Aryanova

                  with a copy to:

                  Standard Americas, Inc.
                  320 Park Avenue, 19th Floor
                  New York, New York  10022
                  Telephone:    (212) 407-5167
                  Fax:          (212) 407-5178
                  Attention:    Rob Doyle

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received.

          (b) Any notice, consent or other communication hereunder by the Lender to the Borrower or any Guarantor shall, without more, be deemed given to both the Borrower and each Guarantor. Any notice, consent or other communication hereunder by either the Borrower or any Guarantor to the Lender shall, without more, be deemed given by, and shall be binding upon, both the Borrower and each Guarantor.

     13.     OTHER.
             -----

     Section  13.01     Amendments.  Neither this Agreement nor any provision
                        ----------
hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

     Section 13.02     Costs and Expenses.  The Borrower agrees to pay on demand
                       ------------------
(i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender and the costs and expenses of the technical due diligence performed by the Technical Consultant, in connection with entering into the credit facilities provided for herein and the preparation and negotiation of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket costs and expenses of the Lender related to the administration of the Loans and the transactions contemplated hereby, and (iii) all out-of-pocket costs and expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including in connection with any workout, restructuring or negotiations in respect thereof.

     Section 13.03     Indemnification by the Borrower.  The Borrower agrees to
                       -------------------------------
indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from,
                 ----------
any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or (ii) holding a lien on or security interest in any or all of the Collateral or (iii) the Loan or the use of the proceeds therefrom; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

     Section 13.04     Survival.  All covenants, agreements, representations and
                       --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or been terminated. The provisions of Sections 4 and 13.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

     Section 13.05     Counterparts; Integration; Effectiveness.  This Agreement
                       ----------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 13.06     Severability.  Any provision of this Agreement held to be
                       ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 13.07     Right of Setoff.  If an Event of Default shall have
                       ---------------
occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any banking Affiliate thereof to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement or the Note, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The rights of the Lender under this paragraph are in addition to any other rights and remedies (including other rights of setoff) which the Lender may have.

     Section 13.08     Governing Law.  This Agreement shall be construed in
                       -------------
accordance with and governed by the law of the State of New York, except to the extent that local law applies with respect to any of the Collateral.

     Section 13.09     Submission to Jurisdiction.  Each party to this Agreement
                       --------------------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of all federal and state courts located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     Section 13.10     Waiver of Venue.  Each  party to this Agreement hereby
                       ---------------
irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 13.11     Service of Process.  Each party to this Agreement
                       ------------------
irrevocably consents to service of process in the manner provided for notices in
Section 12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST
     --------------------
EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.12.

                [Remainder of page blank, signatures to follow]

                                               Sincerely yours,

                                               STANDARD BANK LONDON LIMITED


                                               By_______________________________
                                                 Name:
                                                 Title:

Accepted and agreed to:

APOLLO GOLD, INC.


By______________________________
  Name:  R. David Russell
  Title:  Chief Executive Officer


APOLLO GOLD CORPORATION


By______________________________
  Name:  R. David Russell
  Title:  Chief Executive Officer

MONTANA TUNNELS MINING, INC.


By______________________________
  Name:  R. David Russell
  Title:  Chief Executive Officer



FLORIDA CANYON MINING, INC.


By______________________________
  Name:  R. David Russell
  Title:  Chief Executive Officer

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

                                                       _________  __,  2003

     For value received, APOLLO GOLD, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Standard Bank London Limited
---------
(the "Lender") by wire transfer of immediately available funds the principal sum
      ------
of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of the Loans by the Lender to the Borrower pursuant to that certain Revolving Loan, Guaranty and Security Agreement referred to below, whichever is less, on June 30, 2005 (the "Commitment Termination Date"). The Borrower will make payments
               ---------------------------
in reduction of such principal when and as provided in such Agreement and will pay interest on the aggregate unpaid principal amount of each such Loan during each Interest Period with respect thereto on each Payment Date at a rate per annum equal to the LIBOR Rate for such Interest Period plus 2.75%. The Borrower will pay on demand interest on any overdue principal and, to the extent permitted by applicable law, on any overdue payment of interest at the Overdue Rate.

     This Note is issued pursuant to the Revolving Loan, Guaranty and Security Agreement dated as of __________, 2003, among the Borrower, the Lender and the undersigned Guarantors and is entitled to the benefits and security provided thereby. Reference is hereby made to said Agreement for provisions relating to acceleration of the maturity hereof. Capitalized terms used in this Note but not defined herein have the meanings ascribed to them in said Agreement.

     The Borrower and each Guarantor of this Note acknowledge that the loan evidenced by this Note is a commercial transaction and waives its rights to any notice or hearing under any applicable law, with respect to any prejudgment remedy which the Lender or the holder may use.

     This Note and said Agreement are to be governed by and construed in accordance with New York law.

                                             APOLLO GOLD, INC.



                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

     Payment of the foregoing Note is unconditionally guaranteed by the undersigned.

                                             APOLLO GOLD CORPORATION


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

                                             MONTANA TUNNELS MINING, INC.


                                             By
                                                --------------------------------
                                                  Name:
                                                  Title:

                                             FLORIDA CANYON MINING, INC.


                                             By
                                                --------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B

                          [Form of Notice of Advance]


                                NOTICE OF ADVANCE

                                                     [Date]

Standard Bank London Limited, as Lender
320 Park Avenue
19th Floor
New York, New York  10022

Attention:     Rob Doyle

Ladies and Gentlemen:

     The undersigned, APOLLO GOLD, INC. (the "Borrower"), refers to the
                                              --------
Revolving Loan, Guaranty and Security Agreement, dated as of _________________ (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Agreement"), between the Borrower and the Lender. The terms
                 ---------
defined in the Agreement are used herein as defined therein.

     The Borrower hereby requests an advance on a Loan under the Agreement (the "Proposed Loan"), as follows:
 --------------

     1.   The Business Day of the Proposed Loan is ___________ __, _____.

     2.   The aggregate amount of the Proposed Loan is $___________.

     3. The aggregate amount of the outstanding Loans (not including the Proposed Loan) outstanding is $_________.

     The Borrower hereby represents and warrants that:

     (a) the representations and warranties contained in the Agreement are true and correct on and as of the date of the Proposed Loan, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

_______________________________
     (1)     At least two (2) Business Days after date hereof.

     (2) Insert an amount not less than $500,000 on in such lesser amount as may be available and in an integral multiple of $100,000.

     (b) no event has occurred and is continuing, or would result from the Proposed Loan or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

                                             Very  truly  yours,

                                             APOLLO  GOLD  CORPORATION


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

                                                                      SCHEDULE 1

                                 PERMITTED LIENS

                            [Intentionally Deleted]

                                                                      SCHEDULE 2


                      PROCEEDINGS AND POTENTIAL PROCEEDINGS

                            [Intentionally Deleted]

                                                                      SCHEDULE 3


                           EXISTING HEDGING AGREEMENTS
                           ---------------------------

                            [Intentionally Deleted]

                                                                      SCHEDULE 4

                          APOLLO GOLF AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE 6 MONTHS ENDING MAY 31, 2003



                            [Intentionally Deleted]


                                      2003
                                     ACTUAL



                            [Intentionally Deleted]